Exhibit 99.1

     Marlin Business Services Corp. Reports Fourth Quarter and Year End 2006
                                    Earnings

    MOUNT LAUREL, N.J., Feb. 15 /PRNewswire-FirstCall/ -- Marlin Business Services Corp. (Nasdaq: MRLN) today reported net income of $3.9 million for the fourth quarter ended December 31, 2006, compared with net income of $4.4 million for the same period in 2005. Diluted net income per share was $0.32 for the fourth quarter of 2006, a decrease of 11.1% compared with $0.36 for the same period in 2005. The quarterly net income was impacted by a one-time after-tax charge of $0.9 million or $0.07 per share related to the departure of Marlin's President, reported in Form 8-K filed December 21, 2006.

    For the year ended December 31, 2006, net income was $18.6 million compared to $16.2 million for the year ended December 31, 2005. Diluted net income per share for the year ended December 31, 2006 was $1.53, an increase of 12.5% compared to $1.36 per diluted share reported for the year ended December 31, 2005. Returns on average assets and equity for the year ended December 31, 2006 were 2.54% and 14.95%, respectively.

    Excluding the impact of adjustments related to the departure of Marlin's President in the fourth quarter of 2006 and Hurricane Katrina adjustments in both 2006 and 2005, net income for the year ended December 31, 2006 would have been $19.0 million compared to $17.0 million of net income for the year ended December 31, 2005. Diluted earnings per share, excluding the impact of these adjustments, would have been $1.56 for the year ended December 31, 2006 compared to $1.42 per diluted share for the year ended December 31, 2005.

    "Despite the pressure from a higher interest rate environment, 2006 marked another year of progress and growth in our business," said Daniel P. Dyer, Chairman and CEO of Marlin Business Services Corp. "New lease origination volume grew 22.0% and portfolio asset quality was exceptional. We're also pleased with our progress pursuing new opportunities to serve small businesses with the launch of our Factoring and Business Capital Loan products in 2006."

    Highlights for the year and quarter ended December 31, 2006 include:

    Asset Origination

     - Based on initial equipment cost, lease production increased 22.0% to $388.7 million for the year ended December 31, 2006 compared to $318.5 million for 2005.

     - Growth from direct sales was 13.9% year over year and growth from the indirect channel was 37.5%.

     - Net investment in leases was $693.9 million at December 31, 2006.

     - Based on initial equipment cost, lease production was $106.8 million in the fourth quarter of 2006 compared with $102.0 million in the third quarter of 2006 and $76.5 million in the fourth quarter of 2005.

     - Our end user customer base grew to more than 87,000 at December 31, 2006 compared with 86,000 at September 30, 2006 and 82,000 at December 31, 2005. The number of active leases in our portfolio was approximately 110,000 at December 31, 2006.

     - As of December 31, 2006 the Company had $1.8 million of purchased receivables balances for its factoring business "Marlin Trade Receivables."

     - As of December 31, 2006 the Company had $2.0 million of loan balances recorded for its new Business Capital Loan Product.

    Net Interest and Fee Margin and Cost of Funds

     - The interest income yield was 13.11% as a percentage of average net investment in leases for the quarter ended December 31, 2006, an increase of 54 basis points from the quarter ended September 30, 2006 and an increase of 15 basis points from the fourth quarter of 2005. This is due primarily to interest income on free cash flow as a result of the debt proceeds raised in our third quarter term securitization.

     - Fee income as a percentage of average net investment in leases was 3.07% for the quarter ended December 31, 2006 compared to 3.35% for the quarter ended September 30, 2006. Fee income was $5.1 million for the quarter ended December 31, 2006 compared to $5.2 million for the third quarter of 2006. The decrease in fee income is primarily attributed to lower renewal income and lower net residual income on disposed equipment in the current quarter compared to the third quarter of 2006. Renewal income net of depreciation was $1.6 million in the fourth quarter compared to $1.7 million in the third quarter of 2006. Residual income from disposed equipment was a net loss of $76,000 in the fourth quarter ended December 31, 2006 compared to a net gain of $68,000 in the third quarter ended September 30, 2006.

     - The average cost of funds as a percentage of net investment in leases was 4.95% for the quarter ended December 31, 2006. This was a 54 basis point increase from the 4.41% for the quarter ended September 30, 2006. The increase in the average cost of funds was attributed to the assumption of higher debt balances primarily as a result of the prefunding feature of the term securitization completed late in the third quarter. The prefunding proceeds were used to finance fourth quarter originations.

     - Due to the factors discussed above, the net interest and fee margin was 11.23% as a percentage of average net investment in leases for the quarter ended December 31, 2006, a decrease of 28 basis points compared to 11.51% for the quarter ended September 30, 2006.

     - The average implicit yield on new business was 12.66% for the quarter ended December 31, 2006 compared to 12.73% for the quarter ended September 30, 2006.

     - Included in income for the year ended December 31, 2006 is $160,000 of interest income related to the Company's factoring product and $67,000 of interest income related to its Business Capital Loan product.

    Credit Quality

     - Net charge-offs were 1.56% of average net investment in leases for the year ended December 31, 2006 compared to 1.74% for the year ended December 31, 2005.

     - Net charge-offs totaled $2.4 million for the quarter ended December 31, 2006 compared with $2.7 million for the third quarter of 2006. On an annualized basis, net charge-offs were 1.46% of average net investment in leases during the fourth quarter of 2006 compared to 1.72% for the third quarter of 2006.

     - As of December 31, 2006, 0.71% of our total lease portfolio was 60 or more days delinquent, compared to 0.58% as of September 30, 2006 and 0.61% as of December 31, 2005.

     - Allowance for credit losses was $8.2 million as of December 31, 2006, compared to $7.8 million as of September 30, 2006. Allowance for credit losses as a percentage of net investment in leases was 1.21% at both December 31, 2006 and September 30, 2006.

     - At December 31, 2006, the allowance for credit losses was 144.5% of leases 60 or more days delinquent compared to 176.1% at September 30, 2006.

     - In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at http://www.marlincorp.com.

    Operating Expenses

     - Salaries and benefits expense was $6.9 million in the fourth quarter of 2006 compared to $5.2 million in the third quarter. Salaries and benefits expense included a one-time pretax charge of $1.45 million due to the separation agreement related to the departure of Marlin's President. Excluding this adjustment, salaries and benefits were 3.30% as an annualized percentage of average net investment in leases for the fourth quarter of 2006 versus 3.31% in the third quarter of 2006. Salaries and benefits also included $110,000 of expenses in the fourth quarter of 2006 related to Marlin Business Bank (in organization).

     - Other general and administrative expenses were $3.3 million in the fourth quarter of 2006 compared to $2.9 million in the third quarter. Other general and administrative expenses as an annualized percentage of average net investment in leases were 1.98% for the fourth quarter of 2006 compared to 1.84% for the third quarter of 2006. We incurred approximately $185,000 in professional fees associated with a follow on offering done on behalf of a shareholder (pursuant to such shareholder's registration rights) completed in the fourth quarter of 2006. In addition, we incurred $229,000 in external consulting fees related to recruiting and other projects.

    Funding and Liquidity

     - Our debt to equity ratio was 4.59:1 at December 31, 2006 compared to 5.50:1 at September 30, 2006.

     - Capital increased an additional $143,000 through the exercise of employee stock options and the related tax benefits during the fourth quarter of 2006.

     - We raised $185,000 in additional capital from the sale of 8,270 common shares through the Employee Stock Purchase Plan in the fourth quarter of 2006.

     - The Company had $26.7 million in unrestricted cash balances as of December 31, 2006.

    Other

     - On November 21, 2006, the Company closed on a follow on offering on behalf of an institutional investor in the amount of 1.0 million shares.

    Conference Call and Webcast

    We will host a conference call on Friday, February 16, 2007 at 9:00 a.m. EST to discuss our fourth quarter and year end 2006 results. If you wish to participate, please call (800) 909-7113 approximately 10 minutes in advance of the call time. The conference ID will be: "7Marlin." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, http://www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

    About Marlin Business Services Corp.

    Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 70 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver, Philadelphia and Salt Lake City. For more information, visit http://www.marlincorp.com or call toll free at (888) 479-9111.

    Forward-Looking Statements

    This release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward- looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                         MARLIN BUSINESS SERVICES CORP.
                                AND SUBSIDIARIES
                           Consolidated Balance Sheets
                  (Dollars in thousands, except per-share data)

                                               December 31,   December 31,
                                                   2006           2005
                                               ------------   ------------
                                                (Unaudited)

Assets
Cash and cash equivalents                      $     26,663   $     34,472
Restricted cash                                      57,705         47,786
Net investment in direct financing leases           693,911        572,581
Property and equipment, net                           3,430          3,776
Property tax receivables                                257            191
Fair value of cash flow hedge derivatives               456          3,383
Other assets                                         13,030          8,800
                                               ------------   ------------
      Total assets                             $    795,452   $    670,989
                                               ============   ============

Liabilities and Stockholders' Equity
Revolving and term secured borrowings          $    616,322   $    516,849
Other liabilities:
Fair value of cash flow hedge derivatives             1,607             --
Sales and property taxes payable                      8,034          7,702
Accounts payable and accrued expenses                12,269          8,467
Deferred income tax liability                        22,931         25,362
                                               ------------   ------------
    Total liabilities                               661,163        558,380
                                               ------------   ------------

Commitments and Contingencies

Stockholders' equity:
Common Stock, $0.01 par value;
 75,000,000 shares authorized;
 12,030,259 and 11,755,225 shares
 issued and outstanding, respectively                   120            117
Preferred Stock, $0.01 par value;
 5,000,000 shares authorized; none issued                --             --
Additional paid-in capital                           81,850         77,186
Stock subscription receivable                           (18)           (25)
Cumulative other comprehensive income                 1,892          3,520
Retained earnings                                    50,445         31,811
                                               ------------   ------------
    Total stockholders' equity                      134,289        112,609
                                               ------------   ------------
        Total liabilities and
         stockholders' equity                  $    795,452   $    670,989
                                               ============   ============

                         MARLIN BUSINESS SERVICES CORP.
                                AND SUBSIDIARIES
                      Consolidated Statements of Operations
                  (Dollars in thousands, except per-share data)
                                   (Unaudited)

                              Three Months Ended                Year Ended
                                 December 31,                  December 31,
                          ---------------------------   ---------------------------
                              2006           2005           2006           2005
                          ------------   ------------   ------------   ------------
Income:
    Interest income       $     21,648   $     17,979   $     77,644   $     67,572
    Fee income                   5,066          4,699         20,311         17,957
                          ------------   ------------   ------------   ------------
  Interest and
   fee income                   26,714         22,678         97,955         85,529
    Interest expense             8,173          5,933         26,562         20,835
                          ------------   ------------   ------------   ------------

  Net interest and
   fee income                   18,541         16,745         71,393         64,694
    Provision for
     credit losses               2,838          2,426          9,934         10,886
                          ------------   ------------   ------------   ------------
  Net interest and
   fee income
   after provision
   for credit losses            15,703         14,319         61,459         53,808
    Insurance and
     other income                1,551          1,131          5,501          4,682
                          ------------   ------------   ------------   ------------
       Operating
        income                  17,254         15,450         66,960         58,490
                          ------------   ------------   ------------   ------------
Non-interest expense:
    Salaries and
     benefits                    6,898          4,782         22,468         18,173
    General and
     administrative              3,264          3,062         11,957         11,908
    Financing related
     costs                         264            382          1,324          1,554
                          ------------   ------------   ------------   ------------
  Non-interest
   expense                      10,426          8,226         35,749         31,635
                          ------------   ------------   ------------   ------------
       Income before
        income taxes             6,828          7,224         31,211         26,855
    Income taxes                 2,946          2,854         12,577         10,607
                          ------------   ------------   ------------   ------------
Net income                $      3,882   $      4,370   $     18,634   $     16,248
                          ============   ============   ============   ============

Basic earnings
 per share                $       0.33   $       0.38   $       1.58   $       1.41
Diluted earnings
 per share                $       0.32   $       0.36   $       1.53   $       1.36

Shares used in
 computing basic
 earnings per
 share                      11,889,262     11,646,864     11,803,973     11,551,589
Shares used in
 computing diluted
 earnings per
 share                      12,231,808     12,075,882     12,161,479     11,986,088

                           SUPPLEMENTAL QUARTERLY DATA
                  (dollars in thousands, except share amounts)
                                   (unaudited)

Quarter Ended:                       12/31/2005        3/31/2006        6/30/2006
--------------------------------   --------------   --------------   --------------
New Asset Production:
# of Sales Reps                               103              101              103
# of Leases                                 7,566            7,734            8,553
Equipment Volume                   $       76,472   $       82,049   $       97,871

Average monthly sources                     1,202            1,219            1,333

Implicit Yield on
 New Business                               12.87%           12.84%           12.68%

Net interest and fee margin
Interest Income Yield                       12.96%           12.54%           12.54%
Fee Income Yield                             3.39%            3.45%            3.44%
Interest and Fee Income Yield               16.35%           15.99%           15.98%
Cost of Funds                                4.28%            3.87%            4.06%
Net interest and Fee Margin                 12.07%           12.12%           11.92%

Average Net Investment
 in Leases                         $      554,705   $      568,248   $      591,905

Portfolio Asset Quality:
60+ Days Past Due
 Delinquencies                               0.61%            0.49%            0.54%
60+ Days Past Due
 Delinquencies                     $        4,063   $        3,320   $        3,867

Net Charge-offs                    $        2,513   $        2,324   $        2,132
% on Average Net
 Investment in
 Leases Annualized                           1.81%            1.64%            1.44%

Allowance for Credit
 Losses                            $        7,813   $        7,904   $        7,370
% of 60+ Delinquencies                     192.30%          238.10%          190.59%

90+ Day Delinquencies
 (Non-earning)                     $        2,017   $        1,544   $        1,648

Balance Sheet:

Assets
Investment in Direct
 Financing Leases                  $      562,039   $      577,219   $      609,359
Initial Direct Costs
 and Fees                                  18,355           19,329           20,826
Reserve for Credit Losses                  (7,813)          (7,904)          (7,370)
Net Investment in Leases           $      572,581   $      588,644   $      622,815
Cash and Cash Equivalents                  34,472            4,929            3,168
Restricted Cash                            47,786           52,987           54,457
Other Assets                               16,150           23,735           17,667
Total Assets                       $      670,989   $      670,295   $      698,107

Liabilities
Total Debt                         $      516,849   $      504,459   $      526,286
Other Liabilities                          41,531           46,645           45,580
Total Liabilities                  $      558,380   $      551,104   $      571,866

Stockholders' Equity
Common Stock                       $          117   $          118   $          120
Paid-in Capital, net                       77,161           78,308           79,583
Other Comprehensive Income                  3,520            4,220            4,705
Retained Earnings                          31,811           36,545           41,833
Total Stockholders'
 Equity                            $      112,609   $      119,191   $      126,241

Total Liabilities and
 Stockholders' Equity              $      670,989   $      670,295   $      698,107

Capital and Leverage:

Tangible Equity                    $      112,609   $      119,191   $      126,241
Debt to Tangible Equity                      4.59             4.23             4.17

Expense Ratios:

Salaries and Benefits
 Expense                           $        4,781   $        5,145   $        5,254
Salaries and Benefits
 Expense annualized %
 of Avg. Net Invest.                         3.45%            3.62%            3.55%

Total personnel end
 of quarter                                   296              301              319

General and Administrative
 Expense                           $        3,062   $        2,746   $        3,078
General and Administrative
 Expense annualized %
 of Avg. Net Invest.                         2.21%            1.93%            2.08%

Efficiency Ratio                            43.87%           42.46%           44.16%

Net Income:
Net Income                         $        4,370   $        4,734   $        5,288

Annualized Performance
 Measures:
Return on Average Assets                     2.49%            2.82%            3.09%

Return on Average
 Stockholders' Equity                       15.89%           16.34%           17.24%

Per Share Data:

Number of Shares
 - Basic                               11,646,864       11,702,161       11,780,018
EPS- Basic                         $         0.38   $         0.40   $         0.45

Number of Shares
 - Diluted                             12,075,882       12,042,436       12,092,752
EPS- Diluted                       $         0.36   $         0.39   $         0.44

                           SUPPLEMENTAL QUARTERLY DATA
                  (dollars in thousands, except share amounts)
                                   (unaudited)

Quarter Ended:                              9/30/2006       12/31/2006
--------------------------------------   --------------   --------------
New Asset Production:
# of Sales Reps                                     100              100
# of Leases                                       8,882            9,045
Equipment Volume                         $      101,962   $      106,779

Average monthly sources                           1,321            1,309

Implicit Yield on New Business                    12.73%           12.66%

Net interest and fee margin
Interest Income Yield                             12.57%           13.11%
Fee Income Yield                                   3.35%            3.07%
Interest and Fee Income Yield                     15.92%           16.18%
Cost of Funds                                      4.41%            4.95%
Net interest and Fee Margin                       11.51%           11.23%

Average Net Investment in Leases         $      624,711   $      660,529

Portfolio Asset Quality:
60+ Days Past Due Delinquencies                    0.58%            0.71%
60+ Days Past Due Delinquencies          $        4,411   $        5,676

Net Charge-offs                          $        2,685   $        2,405
% on Average Net Investment in
 Leases Annualized                                 1.72%            1.46%

Allowance for Credit Losses              $        7,767   $        8,201
% of 60+ Delinquencies                           176.08%          144.49%

90+ Day Delinquencies (Non-earning)      $        1,876   $        2,250

Balance Sheet:

Assets
Investment in Direct Financing
 Leases                                  $      642,113   $      677,848
Initial Direct Costs and Fees                    22,496           24,264
Reserve for Credit Losses                        (7,767)          (8,201)
Net Investment in Leases                 $      656,842   $      693,911
Cash and Cash Equivalents                        34,159           26,663
Restricted Cash                                 179,964           57,705
Other Assets                                     15,954           17,173
Total Assets                             $      886,919   $      795,452

Liabilities
Total Debt                               $      712,355   $      616,322
Other Liabilities                                44,963           44,841
Total Liabilities                        $      757,318   $      661,163

Stockholders' Equity
Common Stock                             $          120   $          120
Paid-in Capital, net                             80,548           81,832
Other Comprehensive Income                        2,370            1,892
Retained Earnings                                46,563           50,445
Total Stockholders' Equity               $      129,601   $      134,289

Total Liabilities and
 Stockholders' Equity                    $      886,919   $      795,452

Capital and Leverage:

Tangible Equity                          $      129,601   $      134,289
Debt to Tangible Equity                            5.50             4.59

Expense Ratios:

Salaries and Benefits Expense            $        5,171   $        6,898
Salaries and Benefits Expense
 annualized % of Avg. Net Invest.                  3.31%            4.18%

Total personnel end of quarter                      310              314

General and Administrative Expense       $        2,868   $        3,264
General and Administrative Expense
 annualized % of Avg. Net Invest.                  1.84%            1.98%

Efficiency Ratio                                  41.55%           50.58%

Net Income:
Net Income                               $        4,730   $        3,882

Annualized Performance Measures:
Return on Average Assets                           2.55%            1.86%

Return on Average Stockholders' Equity            14.79%           11.77%

Per Share Data:

Number of Shares - Basic                     11,838,677       11,889,262
EPS- Basic                               $         0.40   $         0.33

Number of Shares - Diluted                   12,154,889       12,231,808
EPS- Diluted                             $         0.39   $         0.32

SOURCE  Marlin Business Services Corp.
    -0-                             02/15/2007
    /CONTACT: Lynne Wilson of Marlin Business Services Corp., +1-888-479-9111 ext. 4108/
    /Web site:  http://www.marlincorp.com /
    (MRLN)